EXHIBIT 99.1

At the Company
Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations and Finance
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Earnings up on Strong Asset Gathering, Record Trading

Net New Client Assets of $14B, Record Total Client Assets of $711B
Diluted Earnings per Share of $0.38
Record Net Revenues of $846M

OMAHA, Neb., April 19, 2016 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for the second quarter of fiscal 2016. The Company gathered approximately $14 billion in net new client assets, and reported record client trading activity.

The Company’s results for the quarter ended Mar. 31, 2016 include the following: (1)

•	$0.38 earnings per diluted share, on net income of $205 million, up 9 percent year over year

•	Net new client assets of approximately $14 billion, an annualized growth rate of 8 percent

•	Record average client trades per day of approximately 509,000, an activity rate of 7.6 percent

•	Record net revenues of $846 million, 56 percent of which were asset-based

•	Investment product fee revenue of $88 million, up 4 percent year over year

•	Pre-tax income of $330 million, or 39 percent of net revenues

•	EBITDA(2) of $387 million, or 46 percent of net revenues

•	Record interest rate-sensitive assets(3) of $112 billion, up 11 percent year over year

•	Record client assets of $711 billion, up 2 percent year over year

“We continue to execute well, resulting in solid quarterly performances for each of our major revenue streams,” said Fred Tomczyk, chief executive officer. “Over what was a volatile quarter for the markets, we gathered $14 billion in net new client assets and helped our clients place a record 509,000 trades per day, on average. Our focus for the rest of fiscal 2016 will be maintaining our momentum, our CEO transition, aligning our business model with the Department of Labor Fiduciary Rule, and of course continued investments in our business.”

“Client cash balances grew again this quarter, driven by asset gathering efforts and the ongoing shift in investor sentiment. As a result, interest rate-sensitive assets increased to a record $112 billion,” said Steve Boyle, executive vice president and chief financial officer. “Expenses remain in check, with operating expenses declining 1 percent from last year, and we returned $322 million in capital to our shareholders through cash dividends and share repurchases. We will continue to focus on what we can control to grow our earnings power to the benefit of our clients, associates and shareholders.”

Capital Management
The Company paid $91 million in its second fiscal quarter, or $0.17 per share, in cash dividends. The Company also repurchased approximately 8 million shares of its common stock.

The Company has declared a $0.17 per share quarterly cash dividend, payable on May 17, 2016 to all holders of record of common stock as of May 3, 2016.

Company Hosts Conference Call
TD Ameritrade will host its March Quarter conference call this morning, Apr. 19, 2016, at 8:30 a.m. EDT (7:30 a.m. CDT). Participants may listen to the conference call by dialing 855-238-2333. The Company will webcast the conference call through www.amtd.com, via the “Presentations & Events” page of the web site. A replay of the phone call will be available by dialing 877-344-7529 and entering the Conference ID 10081386 beginning at 10:30 a.m. EDT (9:30 a.m. CDT) on Apr. 19, 2016. The replay will be available until 9:00 a.m. EDT (8:00 a.m. CDT) on Apr. 27, 2016. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the “Investor Relations” page or the “Presentations & Events” page beginning Wednesday, Apr. 20, 2016.

Interested parties can visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation
Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (Nasdaq: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how - bringing Wall Street to Main Street for more than 40 years. An official sponsor of the 2016 U.S. Olympic and Paralympic Teams, as well as an official sponsor of the National Football League, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade's newsroom or www.amtd.com for more information, or read our stories at http://freshaccounts.amtd.com.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 20, 2015 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

2See attached reconciliation of non-GAAP financial measures.

3Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of Mar. 31, 2016.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended			Six Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015	Mar. 31, 2016	Mar. 31, 2015
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$360	$328	$350	$689	$708
Asset-based revenues:
Insured deposit account fees	235	227	205	462	412
Net interest revenue	147	154	149	300	311
Investment product fees	88	92	85	181	168
Total asset-based revenues	470	473	439	943	891
Other revenues	16	11	14	27	22
Net revenues	846	812	803	1,659	1,621
Operating expenses:
Employee compensation and benefits	208	201	208	408	406
Clearing and execution costs	37	30	37	67	72
Communications	33	32	30	66	61
Occupancy and equipment costs	43	43	39	85	81
Depreciation and amortization	22	22	23	44	46
Amortization of acquired intangible assets	22	22	22	45	45
Professional services	37	37	41	74	77
Advertising	81	62	82	143	145
Other	20	20	25	40	48
Total operating expenses	503	469	507	972	981
Operating income	343	343	296	687	640
Other expense:
Interest on borrowings	13	12	9	26	17
Other	—	—	—	—	1
Total other expense	13	12	9	26	18
Pre-tax income	330	331	287	661	622
Provision for income taxes	125	119	98	244	221
Net income	$205	$212	$189	$417	$401
Earnings per share - basic	$0.38	$0.39	$0.35	$0.78	$0.74
Earnings per share - diluted	$0.38	$0.39	$0.35	$0.78	$0.73
Weighted average shares outstanding - basic	533	537	544	535	544
Weighted average shares outstanding - diluted	535	540	547	538	547
Dividends declared per share	$0.17	$0.17	$0.15	$0.34	$0.30

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	Mar. 31, 2016	Sept. 30, 2015
Assets:
Cash and cash equivalents	$2,476	$1,978
Segregated cash and investments	7,733	6,305
Broker/dealer receivables	1,307	862
Client receivables, net	11,396	12,770
Goodwill and intangible assets	3,083	3,128
Other	1,159	1,332
Total assets	$27,154	$26,375
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$2,362	$2,707
Client payables	17,094	16,035
Long-term debt	1,814	1,800
Other	1,012	930
Total liabilities	22,282	21,472
Stockholders' equity	4,872	4,903
Total liabilities and stockholders' equity	$27,154	$26,375

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Six Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015	Mar. 31, 2016	Mar. 31, 2015
Key Metrics:
Net new assets (in billions)	$14.1	$17.5	$16.3	$31.6	$35.1
Net new asset growth rate (annualized)	8%	10%	10%	10%	11%
Average client trades per day	509,120	438,108	476,590	473,041	466,761
Profitability Metrics:
Operating margin	40.5%	42.2%	36.9%	41.4%	39.5%
Pre-tax margin	39.0%	40.8%	35.7%	39.8%	38.4%
Return on average stockholders' equity (annualized)	16.6%	17.1%	15.7%	16.9%	16.8%
EBITDA(1) as a percentage of net revenues	45.7%	47.7%	42.5%	46.8%	45.0%
Liquidity Metrics:
Interest on borrowings (in millions)	$13	$12	$9	$26	$17
Interest coverage ratio (EBITDA(1)/interest on borrowings)	29.8	32.3	37.9	29.8	42.9
Liquid assets available for corporate investing and financing activities(1) (in billions)	$0.7	$0.6	$0.7	$0.7	$0.7
Cash and cash equivalents (in billions)	$2.5	$1.7	$1.3	$2.5	$1.3
Transaction-Based Revenue Metrics:
Total trades (in millions)	31.1	27.6	29.1	58.7	57.9
Average commissions and transaction fees per trade	$11.60	$11.90	$12.02	$11.74	$12.23
Average client trades per funded account (annualized)	19.1	16.6	18.6	17.8	18.4
Activity rate - funded accounts	7.6%	6.6%	7.4%	7.1%	7.3%
Trading days	61.0	63.0	61.0	124.0	124.0
Order routing revenue (in millions)	$76	$70	$75	$147	$153
Spread-Based Asset Metrics:
Average insured deposit account balances (in billions)	$84.0	$80.3	$74.9	$82.2	$74.9
Average interest-earning assets (in billions)	21.8	22.2	19.4	22.0	19.4
Average spread-based balance (in billions)	$105.8	$102.5	$94.3	$104.2	$94.3
Insured deposit account fee revenue (in millions)	$235	$227	$205	$462	$412
Net interest revenue (in millions)	147	154	149	300	311
Spread-based revenue (in millions)	$382	$381	$354	$762	$723
Avg. annualized yield - insured deposit account fees	1.11%	1.10%	1.09%	1.11%	1.09%
Avg. annualized yield - interest-earning assets	2.66%	2.71%	3.09%	2.69%	3.16%
Net interest margin (NIM)	1.43%	1.45%	1.50%	1.44%	1.51%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$5.8	$5.7	$5.6	$5.8	$5.6
Average annualized yield	0.18%	0.06%	0.00%	0.12%	0.00%
Fee revenue (in millions)	$2	$1	$0	$4	$0
Market fee-based investment balances:
Average balance (in billions)	$147.3	$152.9	$149.5	$150.1	$147.3
Average annualized yield	0.23%	0.23%	0.23%	0.23%	0.23%
Fee revenue (in millions)	$86	$91	$85	$177	$168
Average fee-based investment balances (in billions)	$153.1	$158.6	$155.1	$155.9	$152.9
Average annualized yield	0.23%	0.23%	0.22%	0.23%	0.22%
Investment product fee revenue (in millions)	$88	$92	$85	$181	$168
(1) See attached reconciliation of non-GAAP financial measures.
NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Six Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015	Mar. 31, 2016	Mar. 31, 2015
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	6,686,000	6,621,000	6,371,000	6,621,000	6,301,000
Funded accounts (end of period)	6,777,000	6,686,000	6,467,000	6,777,000	6,467,000
Percentage change during period	1%	1%	2%	2%	3%
Client assets (beginning of period, in billions)	$695.3	$667.4	$672.4	$667.4	$653.1
Client assets (end of period, in billions)	$711.2	$695.3	$695.3	$711.2	$695.3
Percentage change during period	2%	4%	3%	7%	6%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$6.5	$6.2	$4.4	$6.4	$4.8
Average annualized yield	0.19%	0.09%	0.13%	0.14%	0.13%
Interest revenue (in millions)	$3	$1	$1	$4	$3
Client margin balances:
Average balance (in billions)	$11.6	$12.3	$11.9	$11.9	$11.7
Average annualized yield	3.79%	3.54%	3.60%	3.66%	3.65%
Interest revenue (in millions)	$111	$111	$107	$222	$215
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$0.7	$0.8	$1.0	$0.7	$0.9
Average securities lending balance (in billions)	$1.9	$2.4	$2.2	$2.2	$2.2
Net interest revenue - securities borrowing/lending (in millions)	$32	$41	$41	$73	$93
Other cash and interest-earning investments:
Average balance (in billions)	$3.0	$2.9	$2.1	$3.0	$2.0
Average annualized yield	0.17%	0.05%	0.04%	0.11%	0.05%
Interest revenue - net (in millions)	$1	$1	$0	$2	$1
Client credit balances:
Average balance (in billions)	$14.4	$14.0	$12.0	$14.2	$12.1
Average annualized cost	0.01%	0.01%	0.01%	0.01%	0.01%
Interest expense (in millions)	$(0)	$(0)	$(0)	$(1)	$(1)
Average interest-earning assets (in billions)	$21.8	$22.2	$19.4	$22.0	$19.4
Average annualized yield	2.66%	2.71%	3.09%	2.69%	3.16%
Net interest revenue (in millions)	$147	$154	$149	$300	$311

NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)
	Quarter Ended						Six Months Ended
	Mar. 31, 2016		Dec. 31, 2015		Mar. 31, 2015		Mar. 31, 2016		Mar. 31, 2015
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
EBITDA	$387	45.7%	$387	47.7%	$341	42.5%	$776	46.8%	$730	45.0%
Less:
Depreciation and amortization	(22)	(2.6)%	(22)	(2.7)%	(23)	(2.9)%	(44)	(2.7)%	(46)	(2.8)%
Amortization of acquired intangible assets	(22)	(2.6)%	(22)	(2.7)%	(22)	(2.7)%	(45)	(2.7)%	(45)	(2.8)%
Interest on borrowings	(13)	(1.5)%	(12)	(1.5)%	(9)	(1.1)%	(26)	(1.6)%	(17)	(1.0)%
Provision for income taxes	(125)	(14.8)%	(119)	(14.7)%	(98)	(12.2)%	(244)	(14.7)%	(221)	(13.6)%
Net income	$205	24.2%	$212	26.1%	$189	23.5%	$417	25.1%	$401	24.7%

	As of
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	Mar. 31, 2015
Liquid Assets Available for Corporate Investing and Financing Activities (2)
Liquid assets available for corporate investing and financing activities	$713	$584	$530	$581	$740
Plus: Non-corporate cash and cash equivalents	1,430	934	909	1,116	662
Corporate liquidity maintained for operational contingencies	764	764	750	750	750
Less: Corporate short-term investments	—	(201)	—	—	(501)
Excess broker-dealer regulatory net capital	(431)	(346)	(211)	(214)	(371)
Cash and cash equivalents	$2,476	$1,735	$1,978	$2,233	$1,280
Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our holding company's senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(2)
Liquid assets available for corporate investing and financing activities is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider "liquid assets available for corporate investing and financing activities" to be an important measure of our liquidity. We include the excess capital of our broker-dealer subsidiaries in the calculation of liquid assets available for corporate investing and financing activities, rather than simply including broker-dealer cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer subsidiaries to the parent company. Liquid assets available for corporate investing and financing activities should be considered as a supplemental measure of liquidity, rather than as a substitute for cash and cash equivalents.

We define liquid assets available for corporate investing and financing activities as the sum of (a) corporate cash and cash equivalents and short-term investments, excluding an amount that is being maintained to provide liquidity for operational contingencies, including lending to our broker-dealer, futures commission merchant and forex dealer member subsidiaries under intercompany credit agreements and (b) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). Liquid assets available for corporate investing and financing activities is based on more conservative measures of broker-dealer net capital than regulatory requirements because we generally manage to higher levels of net capital at the broker-dealer subsidiaries than the regulatory thresholds require.